CASH ACCUMULATION TRUST
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





                                                       May 28, 2004



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Cash Accumulation Trust
                  File No. 811-4060


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund, for the six-month period ended March 31, 2004. The enclosed is being filed electronically via the EDGAR System.


                                                         Yours truly,


                                    	       /s/ Jonathan D. Shain
                                                   Jonathan D. Shain
                                                           Secretary

Enclosure





         This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 28th day of May 2004.



	Cash Accumulation Trust



Witness: /s/ Carlos A. Santiago		  By: /s/Jonathan D. Shain
Carlos A. Santiago				 Jonathan D. Shain
							 Secretary